SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 10, 2003



                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690               23-1242500
(State or other jurisdiction   (Commission       (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601




  (Former name or former address, if changed since last report.)

                      THE YORK WATER COMPANY
                             FORM 8-K





ITEM 5.  OTHER EVENTS

                   YORK WATER COMPANY ANNOUNCES
                        EARNINGS FOR 2002


     York, Pennsylvania, March 10, 2003: The York Water Company's
(NASDAQ: YORW)President, Jeffrey S. Osman, announced today the
Company's financial results for 2002.

President Osman reported that the operating revenues of $19,553,000 were up .8% and that net income of $3,790,000 decreased 5.4% compared to 2001. The decrease in net income is attributed predominately to the drought. The Company also incurred higher realty taxes, pension and insurance expenses.
The Company has filed for a rate increase to recover the increase in these expenses.

During the year the Company spent $6.3 million on construction projects, primarily on its water distribution system to expand its service territory.


                      Three Months End       Twelve Months Ended
                              In 000's (except per share)
                          December 31            December 31
                       2002       2001         2002         2001

Water Operating
Revenues             $4,721     $5,034      $19,553      $19,403
Net Income              878        983        3,790        4,006
Average Number of
Common Shares
Outstanding           6,330      6,153        6,330        6,153
Basic Earnings Per
Common Share            .14        .15          .60          .65
Dividends Paid Per
 Common Share           .14        .13          .53          .51

                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       The York Water Company
                                             (Registrant)


Dated:  March 10, 2003                By:  /s/ Kathleen M. Miller

                                          (Kathleen M. Miller)
                                          Chief Financial Officer